UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 20, 2013

TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059
(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code   (734) 855-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On February 20, 2013, TRW Automotive Holdings Corp. (the “Company”), Automotive Investors L.L.C., an affiliate of The Blackstone Group L.P. (“AI LLC”), and certain executive officers of the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (the “Underwriters”).  Pursuant to the Underwriting Agreement, AI LLC and certain executive officers of the Company agreed to sell to the Underwriters 10,000,000 shares of the Company’s common stock in a registered secondary public offering (the “Offering”) pursuant to the Company’s shelf registration statement on Form S-3 filed on August 10, 2012 (File No. 333-183222).  The closing of the Offering occurred on February 26, 2013.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement, and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

An opinion of Simpson Thacher & Bartlett LLP is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

On February 20, 2013, the Company announced the Offering by press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

Exhibit No.	Description

1.1*

Underwriting Agreement, dated February 20, 2013, among TRW Automotive Holdings Corp., the selling stockholders named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC

5.1*	Opinion of Simpson Thacher & Bartlett LLP

99.1*	Press Release of TRW Automotive Holdings Corp. dated February 20, 2013

*  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: February 26, 2013	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief
Financial Officer

Index to Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated February 20, 2013, among TRW Automotive Holdings Corp., the selling stockholders named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Press Release of TRW Automotive Holdings Corp. dated February 20, 2013